EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Entity	Jurisdiction
BIH	France
Business Immo	France
Comreal Info	France
CoStar España, S.L.	Spain
CoStar Europe Ltd.	United Kingdom
CoStar Field Research, LLC	Delaware
CoStar International, LLC	Delaware
CoStar Italy S.R.L.	Italy
CoStar Realty Information Canada Ltd.	Canada
CoStar Realty Information, Inc.	Delaware
CoStar UK Limited	United Kingdom
Cozy Insurance Services, LLC	Florida
Cozy Services, LLC	Delaware
CSGP Holdings, LLC	Delaware
Grecam S.A.S.	France
Homes Media Solutions, LLC	Virginia
Homes.com, LLC	Delaware
Homesnap, LLC	Delaware
Immobilier Recherche Etudes Analyses Data	France
Property and Portfolio Research Ltd.	United Kingdom
STR Australia Pty Ltd.	Australia
STR Benchmarking Indonesia	Indonesia
STR Benchmarking Solutions (Beijing) Co., Ltd.	China
STR Colombia SAS	Colombia
STR Germany GmbH	Germany
STR Global Ltd.	United Kingdom
STR Global Singapore Private Limited	Singapore
STR Japan GK	Japan
STR, LLC	Delaware
Ten-X Finance, Inc.	Delaware
Ten-X, Inc.	Connecticut
Ten-X, LLC	Delaware
The Screening Pros, LLC	California
Thomas Daily GmbH	Germany